Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board of
Trustees of
Delaware Investments Arizona
Municipal Income Fund, Inc.



In planning and performing our audit
of the financial statements of the
Delaware Investments Arizona
Municipal Income Fund, Inc. (the
"Fund") as of and for the year ended
March 31, 2006, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered its internal
control over financial reporting,
including control activities for
safeguarding securities, as a basis
for designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to comply
with the requirements of Form N-SAR,
but not for the purpose of
expressing an opinion on the
effectiveness of the Fund's internal
control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting. In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A company's
internal control over financial
reporting is a process designed to
provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles. Such internal control
includes policies and procedures
that provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition of a
company's assets that could have a
material effect on the financial
statements.

Because of its inherent limitations,
internal control over financial
reporting may not prevent or detect
misstatements. Also, projections of
any evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when the
design or operation of a control
does not allow management or
employees, in the normal course of
performing their assigned functions,
to prevent or detect misstatements
on a timely basis. A significant
deficiency is a control deficiency,
or combination of control
deficiencies, that adversely affects
the company's ability to initiate,
authorize, record, process or report
external financial data reliably in
accordance with generally accepted
accounting principles such that
there is more than a remote
likelihood that a misstatement of
the company's annual or interim
financial statements that is more
than inconsequential will not be
prevented or detected. A material
weakness is a significant
deficiency, or combination of
significant deficiencies, that
results in more than a remote
likelihood that a material
misstatement of the annual or
interim financial statements will
not be prevented or detected.

Our consideration of the Fund's
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in
internal control that might be
significant deficiencies or material
weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States). However, we noted no
deficiencies in the Fund's internal
control over financial reporting and
its operation, including controls
for safeguarding securities, that we
consider to be a material weakness
as defined above as of March 31,
2006.

This report is intended solely for
the information and use of
management and the Board of Trustees
of the Delaware Investments Arizona
Municipal Income Fund, Inc. and the
Securities and Exchange Commission
and is not intended to be and should
not be used by anyone other than
these specified parties.



	Ernst & Young LLP

Philadelphia, Pennsylvania
May 12, 2006